MEDIA RELEASE

Exhibit 99.1

Rocket Lab Welcomes Lt. Gen. Nina Armagno to Board of Directors

Long Beach, California. November 1, 2023 – Rocket Lab USA, Inc. (Nasdaq: RKLB) (“Rocket Lab” or “the Company”), a global leader in launch services and space systems, today announced that retired U.S. Space Force Lt. Gen. Nina Armagno has been appointed to the Company’s Board of Directors.

Lt. Gen. Armagno joins the Rocket Lab Board after serving more than 35 years in leadership positions for the U.S. Air Force and U.S. Space Force. During her service in the U.S. Armed Forces, she served as the Director of Plans & Policy for the U.S. Strategic Command and as the Director for Space Programs at the Office of the Assistant Secretary for Acquisition for the Air Force. She was the first lieutenant general officer appointed to, and Director of Staff for, the Space Force where she established the first new military branch in 72 years, before retiring from active duty in July 2023. She had previously commanded the 30th and 45th Space Wings, the 21st Operations Group, and the 6th Space Warning Squadron.

“Nina has an accomplished background in space operations and national defense as part of her distinguished military career and we're thrilled to have her bring this wealth of knowledge to Rocket Lab,” said Rocket Lab founder and CEO Peter Beck. “Our board is comprised of world class leaders and carefully selected subject-matter experts. Nina further strengthens this line-up as we continue to scale our launch and space systems businesses.”

Since 2021, Lt. Gen. Armagno has served as a member of the Council on Foreign Relations, a non-profit organization specializing in U.S. foreign policy and international relations. She holds a B.S. from the U.S. Air Force Academy, an M.A. from Chapman University, and an M.S. in National Security Studies from the National War College. She has received numerous awards including a Defense Distinguished Service Medal, two Air Force Distinguished Service Medals, two Defense Superior Service Medals, and three Legions of Merit.

+ Rocket Lab Media Contact

Morgan Bailey

media@rocketlabusa.com

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MEDIA RELEASE

+ About Rocket Lab

Founded in 2006, Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, satellite manufacture, spacecraft components, and on-orbit management solutions that make it faster, easier, and more affordable to access space. Headquartered in Long Beach, California, Rocket Lab designs and manufactures the Electron small orbital launch vehicle, the Photon satellite platform, and the Company is developing the large Neutron launch vehicle for constellation deployment. Since its first orbital launch in January 2018, Rocket Lab’s Electron launch vehicle has become the second most frequently launched U.S. rocket annually and has delivered 171 satellites to orbit for private and public sector organizations, enabling operations in national security, scientific research, space debris mitigation, Earth observation, climate monitoring, and communications. Rocket Lab’s Photon spacecraft platform has been selected to support NASA missions to the Moon and Mars, as well as the first private commercial mission to Venus. Rocket Lab has three launch pads at two launch sites, including two launch pads at a private orbital launch site located in New Zealand and a third launch pad in Virginia. To learn more, visit www.rocketlabusa.com.

+ Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our launch and space systems operation, launch schedule and window, safe and repeatable access to space, Neutron development, operational expansion, business strategy, and expectations relating to our financial condition, results of operations, plans, objectives and future performance are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to the factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.rocketlabusa.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

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